Exhibit 107

Calculation of Filing Fee Tables
S-8
(Form Type)
Sonder Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1-Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2023 Inducement Equity Incentive Plan	Other	5,000,000 (2)	$ 0.88 (5)	$4,400,000	0.0001102	$484.88
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2021 Equity Incentive Plan	Other	10,937,848 (3)	$ 0.88 (5)	$9,625,306	0.0001102	$1,060.71
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2021 Employee Stock Purchase Plan	Other	2,187,569 (4)	$ 0.75 (6)	$1,640,677	0.0001102	$180.80
Total Offering Amounts					$15,665,983		$1726.39
Total Fee Offsets							—
Net Fee Due							$1726.39
(1) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock (“Common Stock”) that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Common Stock, as applicable.
(2) Represents shares of Common Stock reserved for issuance pursuant to future awards under the 2023 Inducement Equity Incentive Plan.
(3) Represents shares of Common Stock reserved for issuance pursuant to future awards under the 2021 Equity Incentive Plan (the “2021 EIP”). The 2021 EIP is subject to an automatic annual increase to the number of shares of Common Stock available for issuance under the 2021 EIP on the first day of each fiscal year beginning with the 2022 fiscal year, equal to the least of (i) 32,820,155, (ii) 12.5% of the total number of shares of the Registrant’s common stock outstanding as of immediately following the business combination transaction (the “Business Combination”) among the Registrant, Sunshine Merger Sub I Inc., Sunshine Merger Sub II, LLC and Sonder Operating Inc. (formerly known as Sonder Holdings Inc.) (including the number of shares of the Registrant’s common stock reserved for issuance upon the exchange of Exchangeable Shares of Sonder Canada Inc., a corporation existing under the laws of the province of Québec and a subsidiary of the Registrant (“Exchangeable Shares”)), (iii) 5% of the total number of shares of the Registrant’s common stock outstanding as of the last day of our immediately preceding fiscal year, or (iv) such lesser amount determined by the Administrator (as defined in the 2021 EIP) (the “2021 EIP Evergreen Provision”); provided that the 2021 EIP Evergreen Provision will operate only until the tenth anniversary of the approval of the 2021 EIP by the earlier of the Registrant’s board of directors or stockholders.
(4) Represents shares of Common Stock reserved for issuance pursuant to future awards under the 2021 Employee Stock Purchase Plan (the “ESPP”). The ESPP is subject to an automatic annual increase to the number of shares of the Registrant’s common stock available for issuance under the ESPP on the first day of each fiscal year beginning with the 2022 fiscal year, equal to the least of (i) 6,564,031 shares of the Registrant’s common stock, (ii) 2.5% of the total number of shares of the Registrant’s common stock outstanding as of immediately following the Business Combination (including the number of shares of the Registrant’s common stock reserved for issuance upon the exchange of Exchangeable Shares), (iii) 1% of the total number of shares of the Registrant’s common stock outstanding as of the last day of our immediately preceding fiscal year, or (iv) such lesser amount determined by the Administrator (as defined in the ESPP).
(5) Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee and based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on March 15, 2023, which date is within five business days prior to the filing of this Registration Statement.
(6) Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee and based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on March 15, 2023, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the minimum percentage of the price per share applicable to purchases under the 2021 Employee Stock Purchase Plan. Pursuant to the 2021 Employee Stock Purchase Plan, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the Common Stock on the Enrollment Date or the Exercise Date (as such terms are defined in the ESPP).